Exhibit 5.5

Eckert Seamans Cherin & Mellott, LLC Two Liberty Place 50 South 16th Street, 22nd Floor Philadelphia, PA 19102	TEL 215 851 8400 FAX 215 851 8383 www.eckertseamans.com

August 15, 2022

The GEO Group, Inc.

4955 Technology Way

Boca Raton, Florida 33431

Re: The GEO Group, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to ADAPPT, LLC (“ADAPPT”), Fenton Security, LLC (“Fenton”), Minsec Companies, LLC (“Minsec Companies”), and Minsec Treatment, LLC (“Minsec Treatment”), each of which is a Pennsylvania limited liability company (each a “Company” and collectively, the “Companies”), in connection with the Registration Statement on Form S-4 (File No. 333-266208) filed on July 19, 2022 with the Securities and Exchange Commission (the “Commission”) by The GEO Group, Inc. (“Parent”), the Companies, and certain other subsidiaries of Parent listed on Schedule A — Table of Subsidiary Guarantors thereto (collectively with the Companies, the “Subsidiary Guarantors”) pursuant to the Securities Act of 1933, as amended (the “Act”) and Amendment No. 1 thereto dated August 15, 2022 (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”). The Registration Statement, including the prospectus which forms a part of the Registration Statement (the “Prospectus”), relates to the issuance of Parent’s new 10.500% Senior Second Lien Secured Notes due 2028 (the “Exchange Notes”) and Parent’s offer to exchange in the exchange offers (the “Exchange Offers”) up to $484,568,000 aggregate principal amount of Exchange Notes for (i) $259,275,000 aggregate principal amount of Parent’s outstanding 5.125% Senior Notes due April 1, 2023 (the “2023 Outstanding Notes”) and $225,293,000 aggregate principal amount of Parent’s outstanding 5.875% Senior Notes due October 15, 2024 (the “2024 Outstanding Notes,” and together with the 2023 Outstanding Notes, collectively, the “Outstanding Notes”) and (ii) the related solicitations of consents (collectively, the “Consent Solicitations”) to certain proposed amendments to the indentures governing the Outstanding Notes, in each case, upon the terms and subject to the conditions set forth in the Prospectus. The Exchange Notes are to be issued pursuant to the indenture, by and among Parent, the Subsidiary Guarantors and Ankura Trust Company, LLC, as trustee and collateral agent (the “Indenture”). The Exchange Notes will be guaranteed by each of the Subsidiary Guarantors on the terms set forth in the Indenture (the “Guarantees”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

The GEO Group, Inc. August 15, 2022 Page 2

In connection with this opinion, we have examined copies of the following documents:

(1)	the Registration Statement and the Prospectus;

(2)	the form of the Indenture;

(3)

an executed copy of the Dealer Manager Agreement, dated July 19, 2022, by and among the Parent, the Subsidiary Guarantors and Lazard Frères & Co. LLC, as dealer manager, relating to the Exchange Offers and Consent Solicitations;

(4)	the form of the Exchange Notes;

(5)	the certificate of organization of each Company, as presently in effect;

(6)	the operating agreement of each Company, as presently in effect;

(7)	certain resolutions adopted by the board of managers of each Company relating to the Registration Statement and related matters;

(8)	an incumbency certificate attested to by the corporate secretary of each Company; and

(9)

the Certificate of Subsistence with respect to each Company issued by the Secretary of the Commonwealth of the Commonwealth of Pennsylvania dated August 11, 2022 (collectively, the “Certificates of Subsistence”).

We have also examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Parent, the Companies, and other Subsidiary Guarantors contained in the Registration Statement are true and correct as to all factual matters stated therein. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness, and authenticity of certificates of public officials and officers of the Companies; and the due authorization, execution, and delivery of all documents where authorization, execution, and delivery are prerequisites to the effectiveness of such documents.

Our opinion is expressed solely with respect to the laws of the Commonwealth of Pennsylvania. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof.

The GEO Group, Inc. August 15, 2022 Page 3

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

(1) Based solely on the Certificates of Subsistence, each Company is a Pennsylvania limited liability company that is validly subsisting under Pennsylvania law.

(2) For each Company, with respect to the Guarantees issued by each Company under the Indenture and offered under the Registration Statement (the “Offered Guarantees”), provided that (i) the Registration Statement has become effective under the Act and the Prospectus has been delivered as required by such laws and the Indenture has been qualified under the Trust Indenture Act; (ii) the issuance of the Offered Guarantees has been duly authorized by the board of managers of each Company and by all other necessary limited liability company action; (iii) the issuance and sale of the Offered Guarantees does not violate any applicable law or the certificate of organization or the operating agreement of any Company, or result in a default under or breach of any agreement or instrument binding upon any Company and complies with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over any Company; (iv) the Indenture has been validly authorized, executed, and delivered by each Company; and (v) the Offered Guarantees and the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the Indenture, and issued and sold as contemplated in the Registration Statement and the Prospectus, then the Offered Guarantees will be valid and binding obligations of each Company, enforceable against each Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

This opinion letter is furnished to you in connection with the filing of the Registration Statement and, except as set forth below, may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. Notwithstanding the foregoing, Skadden, Arps, Slate, Meagher & Flom LLP and Akerman LLP, counsel to the Parent and the Subsidiary Guarantors, may rely upon this opinion with respect to matters set forth herein that are governed by Pennsylvania law for purposes of its opinion being delivered and filed as Exhibit 5.1 and 5.2, respectively, to the Registration Statement. We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

The GEO Group, Inc. August 15, 2022 Page 4

Very truly yours,

/s/ Eckert Seamans Cherin & Mellott, LLC

ECKERT SEAMANS CHERIN &
MELLOTT, LLC

BLM/MDE